Exhibit 10.1

August 17, 2016

PERSONAL & CONFIDENTIAL

Charles "Keith" Gallacher

5936 Shady Oaks Drive

Frisco, Texas 75034

Dear Keith:

As you know,  TeleTech  Services  Corporation  ("TeleTech")  and  you have  made  a  mutual  decision  to terminate your employment  effective August  31, 2016 ("Effective Date").  The purpose of this separation agreement and release of claims document (the "Letter Agreement") is to set forth the mutual rights and entitlements between you and TeleTech in connection with your termination of employment.   This Letter Agreement shall be interpreted in connection with that certain employment agreement that you executed with TeleTech as of June 3, 2013 ("Gallacher Employment Agreement") and to the extent any provisions of the Gallacher Employment Agreement and this Letter Agreement conflict, the terms and conditions of the Letter Agreement shall control.

1.    Termination by Mutual Agreement.  Your employment with TeleTech as TeleTech Executive Vice

President for Global Markets and Industries ("GMI") will terminate effective the Effective Date.

2.    Financial Terms of Separation.

(a)  Enhanced Severance.    While the Gallacher Employment Agreement provides for a severance payment  in the amount  of one year's base salary (less all applicable withholdings) as provided in Section 8(b) of the Gallacher Employment Agreement, in the best interest of the business and as an additional compensation  for your obligations further outlined in this Letter Agreement, TeleTech will pay  you  the  total severance  in  the  amount  of  $500,000 (five  hundred  thousand  dollars) less applicable withholdings  (the "Enhanced Severance Payment"). The severance  amount due will be adjusted  by  amounts,  if  any,  that  are  due  from  you  to  TeleTech  as  of  Effective  Date.  This enhanced   severance  decision  was  discretionary  on  the  part  of  TeleTech  and  is  expressly conditioned on you agreeing to the terms and conditions as outlined in this Letter Agreement. The Enhanced Severance Payment shall be paid as provided in Paragraph 6 of this Letter Agreement.

(b)   Forfeiture of Unvested RSUs.   As otherwise provided in your TeleTech Holdings, Inc. Restricted

Stock Unit Agreements of June 7, 2013, July 1,  2014, January 2, 2015, July 1, 2015, and July 1,

2016 ("All RSU Agreements"), all RSUs that you currently hold and which are yet unvested as of the

Effective Date shall forfeit.

(c)    Health & Wellness Benefits.  In addition to the Enhanced Severance Payment, if you elect to purchase COBRA  coverage  to cover  your and your family’s  medical,  vision and dental benefits (collectively  "Benefits"),  TeleTech  shall  pay to  you for 9  (nine)  months  after the Effective Date ("Benefits Enhancement"),  the amount  equivalent  to TeleTech's  portion of  cost of Benefits, less legally  required deduction  and withholdings, if any.   The Benefits Enhancement will be paid monthly, in conjunction with the payment of the Enhanced Severance Payment. Notwithstanding the foregoing,  the  monthly   Benefit  Enhancement  payments  shall  stop  as  soon  as  you  are employed by an organization that offers Benefits, as part of its compensation package, regardless of the cost of such Benefits to you.  You shall have the obligation to notify us as soon as you start such employment.

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

(d)  No Further Benefits. This Letter Agreement outlines all financial obligations of TeleTech to you and by signing below you agree that nothing further (except your standard compensation through the Effective Date) is due and owning, including without limitation no further equity, bonus or benefits related payments.

3.    Last Day of Employment.  Subject to your agreement to separate amicably as further described in this

Letter Agreement, your last day at TeleTech will be the Effective Date.

4.      Amicable Separation. In consideration of TeleTech agreeing to pay the Enhanced Severance Payment and the Benefits Enhancement, you shall:

(a)  Cooperate fully with TeleTech on our orderly transition of your responsibilities as Executive Vice President   for  Global  Markets   and  Industries,  including meetings   with  senior  GMI  staff  and messaging about  your  departure  and other  business  matters, including an appropriate communication plan and the restructuring plan for the TeleTech sales organization;

(b)  Provide  assistance  in  terminating employment of those members  of GMI organization, who in sole discretion  of TeleTech  executive  leadership team ("Executive  Committee")  no longer fit with the company's future strategy;

(c)  Transition fully all business development  contacts, including  status details, in connection with any on-going   business   development  efforts  you  are  currently  undertaking   on  behalf  of  any  of TeleTech's business segments;

(d)  Resign  all  your  officer  positions  and  directorships  with  any  and  all  companies   in  TeleTech Holdings,  Inc. group, including  all subsidiaries  and affiliates as reflected in  the   Attachment  A to this Letter Agreement;

(e)  Not disparage TeleTech, its employees, officers, subsidiaries, affiliates and clients as provided in

Paragraph 8 of this Letter Agreement;

(f)  Abide by all terms  and  conditions  of  your   non-compete,  non-solicitation,  and  non-disclosure obligations under  the Agreement  to Protect Confidential Information, Assign Inventions and Prevent Unfair Competition and Unfair Solicitation of May 6, 2013 that you signed when you joined TeleTech, and All RSU Agreements;

(g)  Execute various releases, as provided in Paragraph 5 of this Letter Agreement; and

(h)  Agree to all terms and conditions as outlined in this Letter Agreement.

5.   Releases.

(a)   General Release. In exchange   for the Enhanced Severance Payment, Benefits Enhancement

and other valuable consideration, you hereby release and forever discharge TeleTech, its parent company, subsidiaries, affiliates,  partnerships, officers, directors, employees, agents, successors and assigns of and from any and all claims you may have, known or unknown, that are releasable by private agreement, arising at any time throughout your employment and through the Effective Date, or seven (7) days after you sign the Letter Agreement without revoking it, whichever is later. The release specifically includes and is not limited to:

(i)  Any rights with respect to any restricted stock units you have been granted (and which have not yet        vested)   at any   time during   your   tenure with TeleTech   pursuant   to All RSU Agreements; and

(ii)   Any and all rights or claims under any of the following laws: Title VII of the Civil Rights Act of 1964,

42 U.S.C. §  2000-e,  as amended;  the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Family and Medical Leave Act of 1993, as amended;  the Worker  Adjustment and Retraining Notification  Act, as amended; the Fair  Labor   Standards  Act  of  1938,  as  amended;   the  National  Labor  Relations  Act;  the Occupational  Safety and Health Act, as amended;  the Age Discrimination  in Employment Act; the Americans  with Disabilities

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

Act of 1990, as amended; the Civil Rights Acts of 1866, 1871, and 1991; the Equal Pay Act of 1963;

the Employee  Retirement and Income Security Act of 1974, as amended; the Immigration  Reform and Control Act, as amended; the Colorado Anti Discrimination Act;  and  any  other  federal,  state,  or  local  employment  statute,  law,  or ordinance,  including  any and all claims  of employment  discrimination  based on race, color, creed,  religion,  national  origin,  sex,  age,  marital  status, disability,  sexual orientation,  lawful off-duty conduct, or retaliation; and

(iii) Any and all common-law claims such as wrongful discharge, violation of public policy, breach of contract, promissory estoppel, defamation, negligence, infliction of emotional distress, any intentional  torts,  outrageous  conduct,  interference  with  contract,   fraud,  misrepresentation, and invasion of privacy;  and

(iv) Any and all claims for any of the following: money damages (including actual, compensatory, liquidated  or punitive  damages),  equitable  relief  such as reinstatement  or injunctive  relief, front or back pay, wages, commissions,  bonuses,  benefits, sick pay, vacation pay and other paid  time  off  (PTO)   pay  if  any,  costs,  interest,  expenses,  attorney   fees,  or  any  other remedies; and

(v)  Any and all claims arising  under  any federal or state "whistleblower"  law,  including  without limitation  the Sarbanes-Oxley Act of 2002,  the Whistleblower  Protection  Act, and common-law wrongful discharge in violation of public policy.

(b)   Age Discrimination Acknowledgement and Waiver:   By signing this Letter Agreement you acknowledge  that  the release  provisions  of Paragraph  5(a) of this Letter Agreement  include  a waiver and release  of all claims  you may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §  621 et seq.).

(c)  Time to Consider.  With  respect  to  all releases  in  this  Letter  Agreement,  including  the  Age

Discrimination release, you acknowledge that:

(i)   You have carefully read, and understand, the terms of this Letter Agreement and the various releases,  including the releases with respect to age discrimination claims contained therein;

(ii)  You were, and hereby are, advised to consult with an attorney and/or any other advisors of your choice before signing this Letter Agreement and various releases therein;

(iii)  You understand that this Letter Agreement and various releases therein are legally binding and by signing it you give up certain rights;

(iv) You have voluntarily chosen to enter into this Letter Agreement and have not been forced or pressured in any way to sign it;

(v)  You knowingly and  voluntarily  release  TeleTech  from  any  and  all  claims  you  may  have, known or unknown, in exchange  for the payments and benefits you have obtained by signing this Letter Agreement, and that these payments  are in addition  to any payments or benefits you would  have  otherwise  received  if you  did not  sign  this Letter  Agreement  and various releases  therein;

(vi) You have twenty-one (21) days from the date of this Letter Agreement  to consider your rights and obligations under  this Letter Agreement,  and if you elect  to sign  this Letter Agreement sooner,   you   have   done   so   knowingly,   voluntarily   and   after   giving   the   matter   due consideration.

(d)  No Claims Filed.  As a condition of TeleTech entering  into this Letter Agreement,  you represent that you  have  not  filed,  and  do  not  intend  to file,  any  lawsuit  against  TeleTech.    This Letter Agreement shall not be construed to prohibit you from filing a charge or complaint with the Equal Employment  Opportunity Commission  or   participating in  any   investigation  or   proceedings conducted by  either entity; however, you  agree that  you  are  waiving your  right  to  monetary recovery should any  federal, state,  or  local administrative  agency  pursue any  claims  on  your behalf arising out  of or relating to your  employment with and/or separation from employment with TeleTech.

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

6.   Severance Payment Schedule. Subject  to the  provisions of Paragraph 10  of  this  Letter  Agreement, the  Enhanced Severance Payment  and  Benefits  Enhancement provided for in Paragraph 2 of this Letter Agreement, shall be paid as follows:

(a)  The Enhanced Severance Payment will be paid  in 30 (thirty)  equal installments, less  appropriate withholdings, in conjunction with  regularly  scheduled TeleTech payroll cycles; commencing with the  first  TeleTech payroll period following the  Effective Date  or  the first  TeleTech payroll period following the seven (7) days  after  you sign this Letter  Agreement without  revoking it, whichever is occurs  later;

(b)  The  Enhanced Benefits will  be  paid  in  nine   (9)  equal  installments (or  fewer  installments as provided in  Paragraph 2(c))  in  conjunction with  the  1st payment of  the  Enhanced  Severance Payment in any given months;

(c)   Notwithstanding the foregoing, no obligations hereunder shall commence until and unless this Letter Agreement is executed by you.  As provided in Paragraph 10 of this  Letter  Agreement, as required by  law,  you  may  take  up  to twenty-one  (21) days  to consider the  terms  of  this  Letter Agreement and  may  take  up to seven (7) days  to revoke  it thereafter.   No Enhanced Severance Payment nor  Benefits Enhancement  as  provided  herein,  shall start  until and  unless the  Letter Agreement is  executed  and   delivered   to   TeleTech  and   only   after   the   passage  of   the aforementioned revocation period.

7.    Restrictive  Covenants. All  prohibitions  outlined in  Paragraphs 7(d),  7(e),  7(f),  7(g),  and  7(h)  of this Letter  Agreement shall  collectively be  referred to  as  "Restrictive Covenants".    In consideration of TeleTech providing the Enhanced Severance Payment and Enhanced Benefits, you hereby agree to the following:

(a)  Restricted Period.   These covenants and restrictions shall remain in effect for a period of time

after the Effective Date  ("Restricted Period") as provided in each specific  Paragraph of this Letter Agreement.    The Restricted Period shall be extended by a period of time equal to any period during which you are in breach of any Restrictive Covenant set forth herein, including the period of any litigation for the enforcement of such Restrictive Covenant.

(b)  Restricted Area.    You acknowledge that the business and enterprise of TeleTech and any of its subsidiaries and affiliates (collectively, the "TeleTech Group") is intended to be and is global.  You further   agree   that your   role  as  a  TeleTech  Executive Vice   President  and a  member of  the company's Executive Committee, your  activities  in  competition with  TeleTech  anywhere  in  the world   in  violation of  the  Restrictive  Covenants contained  herein would unfairly  damage  the TeleTech  group of  companies  and  its  legitimate  business  interests.   Therefore, the Restrictive Covenants contained in this  Letter  Agreement shall  apply  and be effective  throughout  the world (the "Restricted Area").

(c)   Capacity and Knowledge of  the  Executive  for   Restrictive  Covenants.    For  purposes of  the Restrictive  Covenants, you  agree  not  to engage in  any  of  the prohibited  or  restricted activities directly or  indirectly, individually or  as  an  employee, officer,  director, independent contractor, consultant, or agent, or as a venturer, partner, member, shareholder, or other  beneficial holder  of any interest in any  entity  or organization.  The phrase "to your knowledge" shall mean your actual knowledge and/or information available to you upon reasonable inquiry.

(d)  Covenant Against Competition.    Except  as  further  clarified  in  Paragraph  7(e) for  a  fifteen (15) months Restricted Period  ending  on December 1, 2017 and within  the Restricted  Area, you agree not to work  or otherwise contribute your knowledge, directly  or indirectly, in whole or in part, as an employee,  officer,  owner,  manager,  advisor,   consultant,  agent,   partner,  director,  significant

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

shareholder (i.e. a shareholder holding more than 5% of outstanding equity in any such entity), volunteer, intern or in any other similar capacity anywhere in  the world to a business entity engaged in the same or substantially similar business as TeleTech group of companies, including entities engaged in the full life cycle of customer strategy, analytics-driven, technology-enabled customer engagement management solutions from customer engagement strategy consulting, to technology and analytics  driven customer acquisition, to technology solution development and integration, to business process outsourcing customer care (collectively, "TeleTech Business").

(e)  Competition Consent. For the avoidance of doubt, even if it would be reasonable for TeleTech to do so (given the amount of Enhanced Severance we are providing under this Letter Agreement)  it is not the intent of TeleTech to prevent you from seeking and securing gainful employment during the Restricted Period.   Notwithstanding the provisions of Paragraph 7(d) above, therefore, in business areas other than business process outsourcing customer care, TeleTech is willing to entertain waiving the provisions of Paragraph 7(d) to allow you to accept employment with a company the business of which may overlap with TeleTech Business.   Such waiver may be provided in TeleTech's sole discretion, based on specific facts and circumstances that you would share with us, assuming TeleTech believes that a role and opportunity you are considering would not be harmful to TeleTech.

(f)   Covenant Against Interference with Client Relations.   For a fifteen (15) months Restricted Period and within the Restricted Area, you shall not interfere in any manner with any TeleTech relationships with its Clients or Prospective Clients, as defined below.  Your activities prohibited hereunder shall include, but are not limited to, any requests, suggestions, advice, recommendations, solicitations, or other actions or attempts to induce or influence a Client or a Prospective Client to

(i)   withdraw from, curtail, or cease discussions with TeleTech about any Client or Prospective

Client projects or business opportunities; or

(ii)  cancel, breach, terminate, or otherwise fail to go forward with any contract or business relation with any of the TeleTech companies.

As used herein the term "Client" shall include any person or entity to whom services have been provided by any of the TeleTech companies or with whom TeleTech established strategic marketing alliances as of the Effective Date.   The term "Prospective Client" shall include any person or entity to whom any TeleTech company has submitted a bid or proposal or directed tangible efforts to establish a Client relationship or strategic alliance during your employment with TeleTech as of the Effective Date.

(g)  Covenant Against Interference with Employment Relations.   For a fifteen (15) months Restricted Period and within the Restricted Area, you shall not interfere in any manner (directly or through others) with any TeleTech companies' relationships with any senior person who, to your knowledge, is employed by or otherwise is in the service of one or more of TeleTech companies during the Restricted Period.  Activities prohibited hereunder shall include, but are not limited to, your requests, suggestions, advice, recommendations, solicitations, or other actions or attempts to induce or influence a senior employee to leave employment or the service of any of TeleTech companies nor  identification  of  any  senior  persons  so  engaged  by  any  of  the  TeleTech companies as a target of recruiting activities by others. For purposes of this provision a 'senior person' or 'senior employee' shall exclusively refer to any participant in the 2016 Annual Restricted Stock Unit Grant.

(h)  Notice to Future Employers.  In addition to the foregoing, during the fifteen (15) months Restricted Period, you agree to notify your future employer(s) that you separation of employment  from TeleTech is subject to these Restrictive Covenants against competition, against interference with client relationships, and against solicitation of TeleTech employees.

(i)   Covenant Against Non-Disparagement. You and TeleTech agree not to engage in negative discourse of any kind with respect to the each other and to refrain from making any comments (verbally or in writing) that disparage the other, including but not limited to TeleTech's business or management practices, your performance,  or any of each other's reputations, current  or former employees or financial status, or any of each other's business relationships. Notwithstanding the foregoing, the  parties  understand  that  TeleTech  is  a large  company  with  more  than  40,000 employees   worldwide. This non-disparagement  undertaking  on  the  part  of  TeleTech  is  an obligation  that relates  to the conduct  of the company's  CEO and senior management  team only (i.e. members  of TeleTech Executive Committee), as TeleTech cannot take on the responsibility of monitoring or overseeing  the private conduct  of its employees worldwide  with respect to any statements  they may make casually or intentionally  to whomever  about you.  And for clarification and  for  the  avoidance  of  doubt, it  will not be  a  violation  of  this Paragraph  for  either  you or TeleTech to make truthful statements,    under oath, as required by law or formal legal process.

8.   No Admission of Wrongdoing:  By entering into this Letter Agreement, TeleTech  does not concede or admit

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

to any wrongdoing or violation of law or breach of the terms and conditions of the Gallacher Employment Agreement.

9.   Return and Prohibition of Removal of Company Property and Records.   You shall return all TeleTech property and records in your possession on or before the Effective Date.   In the event you fail to return such property or records provided herein, you shall be liable to TeleTech for the value of all such property and records, and all reasonable costs, including attorneys' fees, incurred by TeleTech in recovering such property or records may be set-off against any payments due to you under this Agreement.  TeleTech  property  and  records  shall  include,  but  is  not  limited  to laptops,  tablets, printers, and other electronic devices, any TeleTech related document whether in written or electronic form and whether created by you or another person or entity.  Company equipment, files or business information of any kind, whether written, electronic, digital, or otherwise, shall not be copied, taken or otherwise used by you without the prior written consent of TeleTech, if any.   TeleTech reserves the right to pursue all legal and equitable relief available for breach of this Paragraph.

10. Effectiveness of the Letter Agreement.

(a)  As required  by  law,  the  offer  of  Enhanced  Severance  Payment,  Benefit  Enhancement   and releases outlined in this Letter Agreement shall remain in effect for twenty-one (21) days from the date hereof (the date as stated at the top of this document, assuming it is delivered  to you on that date or the delivery  date if otherwise).   If you elect to execute this Letter Agreement before the end of this twenty-one day period, you acknowledge that you do so voluntarily.  Furthermore, you acknowledge and understand that you may revoke the signing of the Letter Agreement any time within the seven (7) day period following your execution thereof.

(b)  To be effective, your revocation must be in writing and tendered to TeleTech Legal Department,

9197 S. Peoria Street, Englewood, CO 80112, Attn: Margaret Mclean,  General Counsel, either by mail or by hand delivery.    The  Letter  Agreement ,  related  releases,  and parties  obligations therein  will become  effective on the eighth day after you sign it, provided  you do not revoke your acceptance.

(c)  You understand that  TeleTech  is not required  to make  any payments  described  in this Letter Agreement unless and until this Letter Agreement and various releases therein become effective; and you understand  that this Letter Agreement  does not waive any rights or claims that may arise after  this Letter Agreement  is  signed  and  becomes  effective, which  is after  TeleTech actually receives   your  signed signature  page  for this  Letter Agreement and after the 7-day  revocation period has expired.

11. Legal Review; Sophisticated Parties; No Changes. Both parties acknowledge that this Letter

Agreement sets forth the entire understanding between them.  Neither party has relied upon any representation nor did statement, written or oral, not set forth in this Letter Agreement.   The terms and undertakings  of  this  Letter  Agreement  may  not be  changed  orally, but  only  by  a specific  written agreement  signed  by  the  party  against  whom  enforcement  of  any  waiver,  change, modification, extension,   or  discharge   is   sought. By signing   below, you acknowledge   that TeleTech has encouraged you to review the legal effects and implications of this Letter Agreement with an attorney and to review this Letter Agreement carefully and thoroughly prior to signing.  As a senior executive and a sophisticated,  financially   savvy   party, you   acknowledge that  you   reviewed   this  Letter Agreement and understand its terms and conditions.

12. Mutuality.  This  Letter  Agreement  is  deemed  to have  been  drafted  jointly  by  the parties  and  any uncertainty  or ambiguity  shall not  be  construed  for or against  any party  based  upon  attribution of drafting to any party. The parties forever waive all rights to assert that this Letter Agreement was the result of a mistake in law or in fact.  Further, the parties forever waive all rights to assert that any or all of  the  legal  theories  or  factual  assumptions used  for  negotiating   purposes   are  for  any  reason inaccurate, inapplicable or inappropriate.

10. Governing Law; Dispute  Resolution and Venue.

(a) The Parties agree that this Letter Agreement shall be construed and enforced as provided in the

Gallacher Employment Agreement.

(b) You and TeleTech  agree  that  any  controversy  or claim  with respect  to  this Letter  Agreement, including without any limitation any claim on whether a breach of Restrictive Covenants or other undertakings  has taken place, shall be resolved expediently in accordance with the provisions of the Arbitration  Agreement   that  you  and  the  company   executed  in connection   with   the  Gallacher Employment Agreement.

11. Confidentiality of Terms.    You agree that the terms and conditions of this Letter Agreement are confidential.   You also agree not to tell anyone about this Letter Agreement and not to disclose any information contained

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

in this Letter Agreement to anyone, other than your lawyer, financial advisor, and immediate family members, unless you are compelled to do so by law.

12. Mutual Breach of this Letter Agreement.  Both TeleTech and you promise  to abide by the terms and conditions   in  this  Letter  Agreement,   including   without  limitation  your  non-compete,   client  non- interference, employee  non-solicitation, and non-disparagement obligations on the one side and non- disparagement  and payment obligations owed to you by TeleTech on the other side.   Both parties understand that if they do not abide by the terms and conditions of this Letter Agreement, either party is entitled to seek damages from the other party, including injunctive relief against the other party and your then employer. In addition  to the foregoing and for the avoidance of doubt,  you understand and agree  that  TeleTech's  financial obligations  under  this Letter Agreement  are  specifically  tied to you honoring and not breaching  the terms of this Letter Agreement, and if you breach your obligations in such a way  that cannot  be  reasonably  cured  hereunder,  TeleTech  will provide  you with a written notice,  documenting  such  breach  to  give  you  the opportunity  to respond  and  cure, if  applicable. TeleTech will reserve  the right  to suspend  its payment  obligations  under  the Enhanced  Severance Payment  and Benefit  Enhancement provisions  of  this Letter  Agreement  until the resolution  of the breach, or indefinitely  if the breach is not capable of being cured.

To reflect your  agreement  with  the  provisions  of  this  Letter  Agreement,  please  sign  and  return  to

TeleTech Corporate Legal Department as instructed above.

TeleTech Services Corporation

By:        /s/ Regina M. Paolillo     Date:          August 31, 2016

Regina M. Paolillo,

EVP and Chief Administrative Officer

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

ACCEPTED AND AGREE

By:        /s/ Charles Keith Gallacher     Date:          31 August, 2016

Charles “Keith” Gallacher

Exhibit 10.1

Charles "Keith" Gallacher

Separation Agreement and Release of Claims Letter

Attachment A

OFFICER/DIRECTORSHIPS FOR

Charles Gallacher

As of August 17, 2016

Entity	Title	State/Country of Incorp

   NONE